LOCK-UP AGREEMENT

      THIS AGREEMENT (this "Agreement") is dated as of August 31, 2007 by and among BioForce Nanosciences Holdings, Inc., a Nevada corporation (the "Company"), and the shareholders of the Company listed on Schedule A attached hereto (collectively, the "Shareholders").

      WHEREAS, to induce the Company and the investors (the "Investors") to enter into the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") by and among the Company and the Investors, the Shareholders have agreed not to sell any shares of the Company's common stock, $0.001 par value per share, that such Shareholders presently own or may acquire after the date hereof (the "Common Stock"), except in accordance with the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

      1. Restriction on Transfer; Term. The Shareholders hereby agree with the Company that the Shareholders will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, any of the shares of Common Stock from the period commencing on the Closing Date and expiring on the date that is six (6) months following the effective date of the initial registration statement filed by the Company with the Securities and Exchange Commission in accordance with the Registration Rights Agreement of even date herewith (the "Period").

      2. Ownership. During the Period, the Shareholders shall retain all rights of ownership in the Common Stock, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

      3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and the Purchase Agreement.

      4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

                  If to the Company:      BioForce Nanosciences Holdings, Inc.
                                          1615 Golden Aspen Drive, Suite 101
                                          Ames, Iowa, 50010
                                          Attn: Eric Henderson
                                          Tel. No.: (515) 233-8333
                                          Fax No.: (515) 233-8337

                  with copies (which      McCarter & English, LLP
                  shall not constitute    Four Gateway Center
                  notice) to:             100 Mulberry Street
                                          Newark, New Jersey 07102-4056
                                          Attention: Jeffrey A. Baumel, Esq.
                                          Tel. No.: (973) 848-5304
                                          Fax No.: (973) 297-3814

      If to any of the Shareholders, addressed to such Shareholder at:

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

      5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

      6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

      7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

      8. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL DISTRICT COURT FOR DELAWARE WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN DELAWARE, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

      9. Severability. The parties agree that if any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

      10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

      12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

                                            BIOFORCE NANOSCIENCES HOLDINGS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:


                                            SHAREHOLDER:

                                            By: ________________________________
                                                Name:
                                                Title: